Exhibit 99.1

                     SONUS NETWORKS PROVIDES BUSINESS UPDATE

 COMPANY PROVIDES FURTHER UPDATE ON NASDAQ STATUS AND ANNOUNCES RECORD YEAR END
                                 ORDER ACTIVITY

    CHELMSFORD, Mass., Jan. 3 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, announced today that it received a letter on December 28, 2006 from the NASDAQ Stock Market stating that the Nasdaq Listing Qualifications Panel has granted Sonus Networks an exception to NASDAQ's periodic reporting requirements. Additionally, the Company today announced it achieved record order activity in the fourth quarter and for the full-year 2006.

    NASDAQ Update

    The NASDAQ Listing Qualification Panel has allowed the Company until February 12, 2007 to file its Form 10-Qs for the quarters ended June 30, 2006 and September 30, 2006. The Company has completed its internal investigation as previously reported and continues to steadily and diligently progress toward completion of the revised accounting and the filing of its periodic Securities and Exchange Commission (SEC) reports to regain compliance with NASDAQ's listing requirements. As it is not assured that the Company will have all its filings completed and submitted to the SEC by the February 12th date, Sonus intends to request that the Nasdaq Listing and Hearing Review Council review the Panel's decision.

    Fourth Quarter Business Update

    The Company also reported very strong customer activity in the fourth quarter of 2006, resulting in both fourth quarter and full year 2006 orders at record levels. The growth in Sonus' business is being fueled by continued demand for its solutions and services globally as major network operators in each of Sonus' target geographic regions increase the adoption and deployment of IP-Voice networks. This activity is underscored by the continued traffic growth on Sonus-based networks and was also recently affirmed by the respected research firms Synergy Research Group and Infonetics Research in their latest market reports in which Sonus is recognized as the market leader for the first nine months of 2006. The Company expects to host a conference call with the financial community to discuss financial results for the fourth quarter and fiscal year ended December 31, 2006 on or before March 1, 2007.

    "Our tremendous progress in 2006 has culminated in business activity exceeding our previous outlook for the year with profitable growth well ahead of estimated market growth. Building on our solid momentum earlier in the year, we achieved the record order activity in the fourth quarter that we had anticipated, reflecting our customers' confidence in Sonus' services and solutions. Sonus received a significant level of orders from a broad base of new and existing customers throughout the world, setting a new record for the Company and providing a strong close to a robust growth year for Sonus," said Hassan Ahmed, chairman and CEO, Sonus Networks. "We look forward to completing the stock option review as soon as possible and reporting our full financial results, which will underscore the continuous progress we are making in our business."

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of Voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including any potential impact on the Company's financial statements or results, any tax liabilities or penalties, the Company's inability to timely report with the Securities and Exchange Commission, the Company's potential inability to meet NASDAQ requirements for continued listing, potential investigations, regulatory actions or litigation arising out of the review and restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Sonus Investor Relations:                            Sonus Media Relations:
    Jocelyn Philbrook                                    Sarah McAuley
    978-614-8672                                         978-614-8745
    jphilbrook@sonusnet.com                              smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             01/03/2007
    /CONTACT: Jocelyn Philbrook, Investor Relations, +1-978-614-8672, or jphilbrook@sonusnet.com; or Sarah McAuley, Media Relations, +1-978-614-8745, or smcauley@sonusnet.com, both of Sonus/
    /Web site: http://www.sonusnet.com /
    (SONS)